Exhibit No. 99.3

ITEM 1. BUSINESS

Kimberly-Clark Corporation was incorporated in Delaware in 1928. The Corporation is a global health and hygiene company focused on building its personal care, consumer tissue, K-C Professional & Other and health care operations. The Corporation is principally engaged in the manufacturing and marketing of a wide range of health and hygiene products around the world. Most of these products are made from natural or synthetic fibers using advanced technologies in fibers, nonwovens and absorbency. As used in Items 1, 1A, 2, 3, 6, 7, 7A, 8 and 9A of this Form 10-K, the term “Corporation” refers to Kimberly-Clark Corporation and its consolidated subsidiaries. In the remainder of this Form 10-K, the terms “Kimberly-Clark” or “Corporation” refer only to Kimberly-Clark Corporation. For financial information by business segment and geographic area, and information about principal products and markets of the Corporation, reference is made to Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and to Item 8, Note 17 to the Consolidated Financial Statements.

Recent Developments. In July 2005, the Corporation authorized the initial phase of a multi-year program to improve its competitive position by accelerating investments in targeted growth opportunities and streamlining manufacturing and administrative operations, primarily in North America and Europe (the “Competitive Improvement Initiatives”). The Competitive Improvement Initiatives commenced in the third quarter of 2005. See Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Item 8, Note 3 to the Consolidated Financial Statements.

On January 18, 2006, the Corporation authorized two subsequent phase projects pursuant to the Competitive Improvement Initiatives. One project is to reduce the workforce in Europe in order to streamline administrative operations. The other project authorized the closure of two manufacturing facilities elsewhere.

During 2005, the Corporation repatriated approximately $985 million of previously unremitted earnings of certain of its non-U.S. subsidiaries under the provisions of the American Jobs Creation Act of 2004. This Act provides, among other things, for a one-time deduction for certain foreign earnings that are repatriated to and reinvested in the U.S. As a result, the Corporation recorded income tax expense and a related income tax liability of approximately $55.5 million in 2005.

On November 30, 2004, the Corporation distributed to its stockholders all of the outstanding shares of common stock of Neenah Paper, Inc. (“Neenah Paper”). Neenah Paper was formed in April 2004 to facilitate the spin-off of the Corporation’s U.S. fine paper and technical paper businesses and its Canadian pulp mills (the “Spin-off”). See Item 8, Notes 1 and 2 to the Consolidated Financial Statements for additional information regarding the Spin-off.

Description of the Corporation. The Corporation is organized into operating segments based on product groupings. These operating segments have been aggregated into four reportable global business segments: Personal Care; Consumer Tissue; K-C Professional & Other; and Health Care. The reportable segments were determined in accordance with how the Corporation’s executive managers develop and execute the Corporation’s global strategies to drive growth and profitability of the Corporation’s worldwide Personal Care, Consumer Tissue, K-C Professional & Other and Health Care operations. These strategies include global plans for branding and product positioning, technology, research and development programs, cost reductions including supply chain management, and capacity and capital investments for each of these businesses. The principal sources of revenue in each of our global business segments are described below. Revenue, profit and total assets of each reportable segment are described in Item 8, Note 17 to the Consolidated Financial Statements.

ITEM 1. BUSINESS (Continued)

The Personal Care segment manufactures and markets disposable diapers, training and youth pants, and swimpants; baby wipes; feminine and incontinence care products; and related products. Products in this segment are primarily for household use and are sold under a variety of brand names, including Huggies, Pull-Ups, Little Swimmers, GoodNites, Kotex, Lightdays, Depend, Poise and other brand names.

The Consumer Tissue segment manufactures and markets facial and bathroom tissue, paper towels, napkins and related products for household use. Products in this segment are sold under the Kleenex, Scott, Cottonelle, Viva, Andrex, Scottex, Hakle, Page and other brand names.

The K-C Professional & Other segment manufactures and markets facial and bathroom tissue, paper towels, napkins, wipers and other products to the away-from-home marketplace. Products in this segment are sold under the Kimberly-Clark, Kleenex, Scott, Kimwipes, WypAll, Surpass and other brand names.

The Health Care segment manufactures and markets health care products such as surgical gowns, drapes, infection control products, sterilization wrap, disposable face masks and exam gloves, respiratory products and other disposable medical products. Products in this segment are sold under the Kimberly-Clark, Safeskin, Tecnol, Ballard and other brand names.

Products for household use are sold directly, and through wholesalers, to supermarkets, mass merchandisers, drugstores, warehouse clubs, variety and department stores and other retail outlets. Products for away-from-home use are sold through distributors and directly to manufacturing, lodging, office building, food service, health care establishments and high volume public facilities. In addition, certain products are sold to converters.

In 2005, 2004 and 2003, sales to Wal-Mart Stores, Inc. were approximately 13 percent of net sales in each year.

Patents and Trademarks. The Corporation owns various patents and trademarks registered domestically and in many foreign countries. The Corporation considers the patents and trademarks which it owns and the trademarks under which it sells certain of its products to be material to its business. Consequently, the Corporation seeks patent and trademark protection by all available means, including registration.

Raw Materials. Superabsorbent materials are important components in disposable diapers, training and youth pants and incontinence care products. Polypropylene and other synthetics and chemicals are the primary raw materials for manufacturing nonwoven fabrics, which are used in disposable diapers, training and youth pants, wet wipes, feminine pads, incontinence and health care products, and away-from-home wipers.

Cellulose fiber, in the form of kraft pulp or fiber recycled from recovered pulp, is the primary raw material for the Corporation’s tissue products and is an important component in disposable diapers, training pants, feminine pads and incontinence care products.

Most recovered paper, synthetics, pulp and recycled fiber are purchased from third parties. The Corporation considers the supply of such raw materials to be adequate to meet the needs of its businesses. See Item 1A, “Risk Factors.”

ITEM 1. BUSINESS (Continued)

Competition. The Corporation has several major competitors in most of its markets, some of which are larger and more diversified than the Corporation. The principal methods and elements of competition include brand recognition and loyalty, product innovation, quality and performance, price, and marketing and distribution capabilities. For additional discussion of the competitive environment in which the Corporation conducts its business, see Item 1A, “Risk Factors.”

Research and Development. Research and development expenditures are directed toward new or improved personal care, tissue, wiping, and health care products and nonwoven materials. Consolidated research and development expense was $319.5 million in 2005, $279.7 million in 2004 and $279.1 million in 2003.

Foreign Market Risks. The Corporation operates and markets its products globally, and its business strategy includes targeted growth in the developing and emerging markets. See Item 1A, “Risk Factors” for a discussion of foreign market risks that may affect the Corporation’s financial results.

Environmental Matters. Total worldwide capital expenditures for voluntary environmental controls or controls necessary to comply with legal requirements relating to the protection of the environment at the Corporation’s facilities are expected to be approximately $34 million in 2006 and $12 million in 2007. Of these amounts, approximately $11 million in 2006 and $3 million in 2007 are expected to be spent at facilities in the U.S. For facilities outside of the U.S., capital expenditures for environmental controls are expected to be approximately $23 million in 2006 and $9 million in 2007.

Total worldwide operating expenses for environmental compliance are expected to be approximately $157 million in 2006 and $146 million in 2007. Operating expenses for environmental compliance with respect to U.S. facilities are expected to be approximately $74 million in 2006 and $73 million in 2007. Operating expenses for environmental compliance with respect to facilities outside the U.S. are expected to be approximately $83 million in 2006 and $73 million in 2007. Operating expenses include pollution control equipment operation and maintenance costs, governmental payments, and research and engineering costs.

Total environmental capital expenditures and operating expenses are not expected to have a material effect on the Corporation’s total capital and operating expenditures, consolidated earnings or competitive position. However, current environmental spending estimates could be modified as a result of changes in the Corporation’s plans, changes in legal requirements or other factors.

Employees. In its worldwide consolidated operations, the Corporation had more than 57,000 employees as of December 31, 2005.

Item 10 of this Form 10-K identifies executive officers of the Corporation and is incorporated herein by reference.

Available Information. The Corporation makes available financial information, news releases and other information on the Corporation’s Web site at www.kimberly-clark.com. There is a direct link from the Web site to the Corporation’s Securities and Exchange Commission filings via the EDGAR database, where the Corporation’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge as soon as reasonably practicable after the Corporation files such reports and amendments with, or furnishes them to, the Securities and Exchange Commission. Stockholders may also contact Stockholder Services, P.O. Box 612606, Dallas, Texas 75261-2606 or call 972-281-1522 to obtain a hard copy of these reports without charge.

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